Exhibit 99.1

NEWS RELEASE RARE ELEMENT RESOURCES LTD. OTCQB: REEMF August 21, 2017 Ref: 01-2017

Rare Element Resources Executes Investment Term Sheet with

General Atomics Uranium Resources

August 21, 2017 – Littleton, Colorado – Rare Element Resources Ltd. (“Rare Element” or the “Company”) (OTCQB: REEMF) is pleased to announce that it has executed a term sheet with General Atomics Uranium Resources, LLC pursuant to which the parties plan to enter into an investment agreement by which General Atomics Uranium Resources, LLC or one or more of its affiliates (“General Atomics”) will acquire 26,650,000 common shares of the Company for US$4,752,000 in cash, or approximately US$0.18 per share, and an option to purchase an additional 24,175,000 common shares with an exercise price of approximately US$0.21 per share.  The option will be exercisable immediately following issuance and will expire four years from the date of issuance. The parties expect the investment agreement and related transaction documents to be signed, and the transaction closed, no later than September 30, 2017, subject to customary conditions precedent.

Randall J. Scott, President and CEO of Rare Element stated, “We are very pleased to have General Atomics as an investor in the Company and the Bear Lodge Rare Earth Project. With this investment, the Company plans on resuming key permitting activities and progressing the Project to be poised to be the next rare earth producer in the United States, focusing on the critical materials needed to support development of technology, green energy and defense applications.”

General Atomics is a privately held group of companies engaged in advanced research, technology, products and systems for the energy and defense sectors.

Rare Element Resources Ltd. is a publicly traded, strategic materials company focused on delivering rare earth products for technology, energy and defense applications by advancing the Bear Lodge Critical Rare Earth Project in northeast Wyoming.  Bear Lodge is a significant mineralized district containing many of the less common, more valuable, critical rare earths that are essential for high-strength permanent magnets, electronics, fiber optics, laser systems for health and defense, as well as many evolving technologies like hybrid cars, solar panels and wind turbines.  In addition to the Bear Lodge Rare Earth Project, the Company controls the Sundance gold project which is located on the same property in Wyoming.

Please contact Randy Scott at 720-278-2460 or rscott@rareelementresources.com, for additional information.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada.  Except for statements of historical fact, certain information contained herein constitutes forward-looking statements.  Forward-looking statements are usually identified by our use of certain terminology, including “will,” “believes,” “may,” “expects,” “should,” “seeks,” “anticipates,” “plans,” “has potential to,” or “intends,” or by discussions of strategy or intentions.  Such forward-looking statements include statements regarding the signing of an investment agreement and related transaction documents and the closing of the transactions contemplated thereby and the Company’s plans to resume key permitting activities and progress the project.  Factors that could cause actual results to differ materially include, but are not limited to, whether the parties sign an investment agreement and related transaction documents and close the transactions contemplated thereby, the Company’s ability to remain compliant with U.S. Securities and Exchange Commission (the “SEC”) reporting requirements, the impact of the care-and-maintenance program on the project, market conditions, and other matters discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and our other periodic and current reports filed with the SEC and available on www.sec.gov and with the Canadian securities commissions available on www.sedar.com.  There can be no assurance that future developments affecting the Company will be those anticipated by management.  Please refer to the discussion of these and other uncertainties and risk factors set out in our filings made from time to time with the SEC and the Canadian regulators, including, without limitation, our reports on Form 10-K and Form 10-Q. Any forward-looking statement made by us in this news release is based only on information currently available to us and speaks only as of the date on which it is made.  While we may elect to update our forward-looking statements at any time, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.